EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-80021 of Speedway Motorsports, Inc. on Form S-4 of our report on Speedway Motorsports, Inc. dated February 23, 1999 and our report on Las Vegas Motor Speedway, Inc. dated February 12, 1999, appearing in and incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP


Charlotte, North Carolina

June 16, 1999